Exhibit 10.19

NOVATION AGREEMENT

TO THE TIME CHARTERPARTY DATED THE

5TH DAY OF JANUARY 2006

IN RESPECT OF M/T STENA CONTEST

among

GMR CONTEST LLC,

as disponent owner,

STENA BULK AB,

as charterer

and

CONTEST LTD.,

as original owner

January    , 2011

NOVATION AGREEMENT

TO THE TIME CHARTERPARTY DATED THE

5TH DAY OF JANUARY 2006

IN RESPECT OF M/T STENA CONTEST

THIS NOVATION AGREEMENT TO THE TIME CHARTERPARTY DATED THE 5TH DAY OF JANUARY 2006 IN RESPECT OF M/T STENA CONTEST (this “Agreement”) is made as of the    day of January, 2011, by and among (i) GMR Contest LLC, a Marshall Islands limited liability company (the “Disponent Owner”), as disponent owner, (ii) Stena Bulk AB, a company incorporated in the Kingdom of Sweden (the “Charterer”), as charterer, and (iii) Contest Ltd., a company incorporated in the Islands of Bermuda (the “Original Owner”, and together with the Disponent Owner and the Charterer, the “Parties”), as original owner.

W I T N E S S E T H:

WHEREAS, by a “Shelltime 4” time charterparty dated January 5, 2006 (together with all amendments thereto and supplements thereof the, “Time Charter”), entered into by the Original Owner, as owner, and the Charterer, as charterer, the Charterer agreed to charter on a time charter basis from the Original Owner the Bermudian registered M/T STENA CONTEST, with IMO No. 9272199 (the “Vessel”);

WHEREAS, pursuant to a memorandum of agreement dated January 18, 2011, entered into between the Original Owner, as seller, and MR Contest Shipping L.L.C., a Marshall Islands limited liability company (the “New Owner”), as buyer, the Original Owner agreed to sell, and did sell and deliver, and the New Owner agreed to buy, and did buy and take delivery of, the Vessel on January    , 2011 (the “Delivery Date”);

WHEREAS, the New Owner, upon taking title to the Vessel, registered the Vessel under the laws and flag of the Republic of the Marshall Islands;

WHEREAS, pursuant to a “Barecon 2001” bareboat charterparty dated January 18, 2011 (as amended and supplemented from time to time, the “Bareboat Charter”), entered into between the New Owner, as owner, and the Disponent Owner, as bareboat charterer and disponent owner, the Bareboat Charter having become effective upon the Delivery Date, the Disponent Owner chartered on a bareboat charter basis from the New Owner the Vessel; and

WHEREAS, this Agreement sets out the terms and conditions upon which the Charterer has consented, pursuant to Clauses 87 and 93 of the Time Charter, to (i) the change of ownership of the Original Owner and the Vessel and to the change of flag of the Vessel and (ii) the sale of the Vessel by the Original Owner to the New Owner, the bareboat chartering of the Vessel from the New Owner to the Disponent Owner, and the Disponent Owner being substituted in place of the Original Owner as a party to the Time Charter according to the terms of this Agreement, respectively.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties agree as follows:

ARTICLE I

RULES OF CONSTRUCTION; DEFINED TERMS

SECTION 1.01 Rules of Construction; Defined Terms. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires;

(a)     The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)     Terms not otherwise defined herein shall have the meaning ascribed thereto in the Time Charter;

(c)     References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)     Reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)     The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)      The term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

NOVATION

SECTION 2.01 Novation. On and with effect from the Effective Date (as hereinafter defined):

(a)     The Disponent Owner shall be and is hereby substituted in place or the Original Owner as a party to the Time Charter and shall be construed as the “Owner” of the Vessel under the Time Charter and that the Time Charter shall henceforth be construed and treated in all respects as if the Disponent Owner was named therein instead of the Original Owner; provided, always, that it is understood that the Disponent Owner is

“acting”, and can only act, as if it is the “disponent owner” of the Vessel pursuant to the terms of the Bareboat Charter;

(b)  The Disponent Owner shall duly and punctually perform and discharge all obligations and liabilities whatsoever from time to time to be performed or discharged by virtue of the Time Charter in all respects as if the Disponent Owner was named therein instead of the Original Owner;

(c)  The Charterer shall be bound by the Time Charter in all respects as if the Disponent Owner was (and has at all times been) named therein instead of the Original Owner; provided, always, that it is understood that the Disponent Owner is “acting”, and can only act, as if it is the “disponent owner” of the Vessel pursuant to the terms of the Bareboat Charter;

(d)  The Charterer and the Original Owner mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever touching or concerning the Time Charter and in respect of anything done or omitted to be done under or in connection therewith arising after the date hereof but without prejudice to the rights of the Disponent Owner and the Charterer against each other in respect of any such liabilities, obligations, claims and demands; and

(e)  The Original Owner hereby agrees to pay to Disponent Owner on the date hereof any charter hire paid to it by the Charterer but not yet earned by the Original Owner.

SECTION 2.02 Certain Amendments to the Time Charter. On and with effect from the Effective Date, the following amendments to the Time Charter shall apply:

(a)  All references to the “vessel” or its “flag” or its “registry” in the Time Charter shall be construed and interpreted to reflect that the Vessel is now registered under, and flying the flag of, the Republic of the Marshall Islands;

(b)  In Clause 47 (Basic Hire), all text in the table beginning with and following “Option 3” shall be deleted and replaced with the following:

“Option 3	January 5, 2011 — July 4, 2011	$15,000
Option 4	July 5, 2011 — July 4, 2012 (optional)	$14,000	(declarable latest by 1st May, 2011)”;

(c)  In Clause 48:

(i) The first line of the first paragraph shall be deleted and replaced with the following:

“Additional Hire, as hereinafter defined, shall only be payable for Option Years 1-2, as defined in Clause 47 and only if such extension of the Charter”;

(ii)  In the first line of paragraph (C) the words “Time Charter Party for M/T Stena Concept, entered into between the Charterers and Concept Ltd.”, shall be amended to read “Time Charter Party for M/T Stena Concept, entered into between the Charterers and Concept Ltd., as novated and amended by a Novation Agreement dated January    , 2011”;

(d)  In Clause 49, the second paragraph beginning with “If the Charter” shall be deleted and replaced with the following:

“If the Charter has been extended for Option Years 1-3 as aforementioned, by the Charterers or the Owners, as the case may be, the Charterers shall have one option, such to be declared by the Charterers not later than May 1, 2011, to extend this Charter for one year at the Basic Hire specified in Clause 47 for Option Year 4, but without any Additional Hire.”

(e)  In Clause 87, romanette “(i)” shall be deleted in its entirety and replaced with the following:

“(i) the Owners shall remain the “disponent owners” of the vessel pursuant to that certain bareboat charterparty dated January 18, 2011 (the “Bareboat Charter”), entered into between the MR Contest Shipping L.L.C., as owner, and the Owner, as disponent owner,”; and

(f)  Clause 93 shall be deleted in its entirety.

ARTICLE III
MISCELLANEOUS

SECTION 3.01 Amendments; Waiver. This Agreement may be amended only by agreement in writing of all Parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

SECTION 3.02 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement and the table of contents included in this Agreement are for convenience only and do not constitute a part of this Agreement.

SECTION 3.03 Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts and by different Parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each Party and delivered to the other Parties.

SECTION 3.04 Notices. Any notice or other communication hereunder and under the Time Charter must be given in writing and (a) delivered in person, (b) transmitted by telex, facsimile or telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid, return receipt requested as follows:

If to Disponent Owner:

c/o General Maritime Corporation

299 Park Avenue, 2nd Floor

New York, NY 10171

Facsimile No.: 212-763-5603

Telephone No.: 212-763-5600

Email: Jeffrey.Pribor@generalmaritimecorp.com

Attention: Jeffrey Pribor

If to Original Owner:

c/o General Maritime Corporation

299 Park Avenue, 2nd Floor

New York, NY 10171

Facsimile No.: 212-763-5603

Telephone No.: 212-763-5600

Email: Jeffrey.Pribor@generalmaritimecorp.com

Attention: Jeffrey Pribor

If to Charterer:

Stena Denmark terminal

SE-405 19 Gothenburg

Sweden

Attention: Jan Sonesson

Email: jan.sonesson@stenabulk.com

or to such other address or to such other person as any Party shall have last designated by notice to the other Parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 3.04 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

SECTION 3.05 Remedies; Waiver. Except to the extent this Section 3.05 is inconsistent with any other provision in this Agreement or applicable law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative with and not exclusive of, any rights or remedies otherwise available. No failure on the part of any Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. A person who is not party to this Agreement may not enforce, or otherwise have the benefit of, any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

SECTION 3.06 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, such invalid, illegal or unenforceable provision shall remain in full force and effect as to any other jurisdiction, and the remaining provisions of this Agreement shall remain in full force and effect.

SECTION 3.07 Governing Law. THIS AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF ENGLAND.

SECTION 3.08 Effective Date. This Agreement will become effective as of the date and time set-out in the Protocol of Delivery and Acceptance executed in conjunction with the Bareboat Charter (the “Effective Date”), but in no event later than February 15, 2011.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

GMR CONTEST LLC

By:	/s/ Brian D. Kerr
Name:
Title:

STENA BULK AB

By:
Name:
Title:

CONTEST LTD.

By:	/s/ Brian D. Kerr
Name:
Title:

or other exercise of such or any other right. A person who is not party to this Agreement may not enforce, or otherwise have the benefit of, any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

SECTION 3.06 Severability. If any provision of this Agreement is determined to he invalid, illegal or unenforceable in any jurisdiction, such invalid, illegal or unenforceable provision shall remain in full force and effect as to any other jurisdiction, and the remaining provisions of this Agreement shall remain in full force and effect.

SECTION 3.07 Governing Law. THIS AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR 1N CONNECTION WITH IT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF ENGLAND.

SECTION 3.08 Effective Date. This Agreement will become effective as of the date and time set-out in the Protocol of Delivery and Acceptance executed in conjunction with the Bareboat Charter (the “Effective Date”), but in no event later than February 15, 2011.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

GMR CONTEST LLC

By:
Name:
Title: